As filed with the Securities and Exchange Commission on June 5, 2017.

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 ___________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 ___________________________

HUB GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4007085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(630) 271-3600

(Address of Principal Executive Offices)

HUB GROUP, INC. 2017 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

Douglas G. Beck

Executive Vice President, Secretary and General Counsel

Hub Group, Inc.

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Name and Address of Agent For Service)

(630) 271-3600

(Telephone Number, Including Area Code, of Agents For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common A Stock, par value $0.01 per share	2,000,000	$36.01	(2)	$72,020,000	(2)	$8,348

_______________________

(1)	Upon the filing and effectiveness of this registration statement on Form S-8, the total number of shares of Class A Common Stock registered pursuant to the Hub Group, Inc. 2017 Long-Term Incentive Plan will be 1,300,000, plus (i) the number of shares of Class A Common Stock available for issuance under the Hub Group, Inc. 2002 Long-Term Incentive Plan ( the “Prior Plan”) as of the date the Plan was approved by our stockholders (the “Approval Date”), plus (ii) shares of Class A Common Stock that are represented by awards outstanding under the Prior Plan as of the Approval Date that are not delivered to a Participant or beneficiary because (A) the award expires, is forfeited or is cancelled, (B) the award is terminated without issuance of shares of Class A Common Stock (including shares that are attributable to awards under the Prior Plan that are settled in cash), or (C) the award is tendered or withheld in payment of the exercise price or the taxes payable with respect to the exercise, vesting or settlement of the award under the Prior Plan. This registration statement shall, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), also be deemed to cover such additional Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 1, 2017.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed below have been filed with the Securities and Exchange Commission (the “Commission”) by Hub Group, Inc. (the “Company”) and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 24, 2017;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on April 28, 2017;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on February 23, 2017, May 16, 2017, and May 26, 2017; and

(d)	The description of the Company’s Class A Common Stock included in the Company’s Registration Statement on Form 8-A filed with the Commission on February 13, 1996;

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Company prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

For purposes of this registration statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

(a)       Section 145 of the Delaware General Corporation Law: (“Delaware GCL”) (1) gives corporations organized in Delaware broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (2) gives a director or officer who successfully defends an action the right to be so indemnified and (3) authorizes the Company to buy directors’ and officers’ liability insurance.

(b)       Article Eleventh of the Amended and Restated Certificate of Incorporation of the Registrant permits, and Article VI of the Amended and Restated By-Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant’s Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duty as directors except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware GCL as the same exists or may be amended.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Incorporated by reference to the Exhibit Index attached hereto and is incorporated herein by reference.

Item 9. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculations of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the registration statement is on Form S-8 and the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)       That, for the purposes of determining any liability under the Securities Act, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for purposes of determining liability under the Securities Act to any purchaser:

(i)       If the registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, Illinois, on June 5, 2017.

HUB GROUP, INC.

By:	/s/ David P. Yeager
David P. Yeager
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Hub Group, Inc. hereby constitutes and appoints David P. Yeager, Donald G. Maltby and Terri A. Pizzuto (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign, execute, and file any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any of their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 5, 2017.

Name of Signatory	Title of Signatory
/s/ David P. Yeager
David P. Yeager	Chairman and Chief Executive Officer
/s/ Donald G. Maltby
Donald G. Maltby	President, Chief Operating Officer and Director
/s/ Terri A. Pizzuto
Terri A. Pizzuto	Executive Vice President, Chief Financial Officer and Treasurer

/s/ Gary D. Eppen
Gary D. Eppen	Director
/s/ James C. Kenny
James C. Kenny	Director
/s/ Peter B. McNitt
Peter B. McNitt	Director
/s/ Charles R. Reaves
Charles R. Reaves	Director
/s/ Martin P. Slark
Martin P. Slark	Director
/s/ Jonathan P. Ward
Jonathan P. Ward	Director

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q filed July 23, 2007, File No. 000-27754)

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s report on Form 8-K dated February 18, 2016 and filed February 23, 2016, File No. 000-27754)

5.1	Opinion and consent of Mayer Brown LLP

10.1	Hub Group, Inc. 2017 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed March 22, 2017, File No. 000-27754)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereof)